UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  October 16, 2008

REDDY ICE HOLDINGS, INC.

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800

Dallas, Texas 75231
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 526-6740

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Shareholder Derivative Lawsuit

On October 16, 2008, Reddy Ice Holdings, Inc. (the “Company”) received notice that a shareholder derivative petition has been filed by an individual identifying herself as a stockholder of the Company in Texas State District Court, Dallas County, naming the Company as a nominal defendant and naming all of the members of the Company’s Board of Directors and certain current and former executives of the Company as defendants.  The petition alleges claims of breach of fiduciary duty, unjust enrichment and gross mismanagement against the directors and executives in connection with alleged violations of the antitrust laws within the packaged ice industry.  As previously disclosed, a special committee of the Company’s board of directors is conducting an ongoing investigation into the allegations of violations of the antitrust laws.  Based on the facts known to date, the Company’s management believes that the claims asserted in this action are without merit and intends to defend against this suit vigorously.

Securities and Exchange Commission Informal Inquiry

On October 21, 2008, the Company was notified by the Securities and Exchange Commission (the “SEC”) that it has initiated an informal inquiry relating to matters being investigated by the special committee of the Company’s board of directors.  The Company is cooperating with the SEC in its inquiry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 24, 2008

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
Steven J. Janusek
Chief Financial and Accounting Officer